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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): April 28, 1999




                         SKYLYNX COMMUNICATIONS, INC.
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            (Exact name of registrant as specified in its charter)




COLORADO                           0-24687                   84-1360029
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(State or other         (Commission file number)       (Employer Identi-
incorporation)                                            fication No.)




           600 South Cherry Street, Suite 305, Denver, Colorado 80222
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            (Address of principal executive offices)    (Zip Code)




      Registrant's telephone number, including area code:  (303) 316-0400




                  103 Sarasota Quay, Sarasota, Florida 34236
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         (Former name or former address, if changed since last report)
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ITEM 2:   ACQUISITION OF ASSETS
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     On April 28, 1999, SkyLynx Communications, Inc., a Colorado corporation,
("SkyLynx" or the "Company") closed upon and consummated a definitive Asset Purchase Agreement dated as of April 26, 1999, (the "Agreement") between the Company and Simply Internet, Inc., a California corporation ("Simply Internet") and Jay P. and Sherilynne Lacny, jointly and severally, who own a majority of the outstanding shares of common stock of Simply Internet (collectively the "Shareholders") (hereafter Simply Internet Shareholders may collectively be referred to as the "Sellers") pursuant to which the Company purchased substantially all of the tangible and intangible properties and assets ("Assets") used by Simply Internet in the business of internet service provision (the "Business").

     Under the terms of the Agreement, the Company acquired the Assets of the Business, including inventories, accounts receivable, furniture, fixtures, office machinery and equipment and other tangible property, all mailing, client and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets and intangible assets.

     The purchase price paid by the Company for the Assets of the Business and for the covenant not to compete (the "Purchase Price") was $2,123,775, which was determined through arm's-length negotiations as a function of the Business' annualized recurring revenues. The purchase price was payable entirely in cash, of which 90% was paid at the time of closing, with the remaining 10% retained by the Company as security for the Sellers' indemnification obligations under the Agreement. The source of the funds used by the Company to pay the purchase price was working capital derived from the Company's recently completed private placement of equity securities.

     Concurrently with the closing, the Company entered into a one year consulting agreement with J. P. Lacny providing for the payment of consulting fees in the amount of $4,166.67 per month. The consulting agreement also provides for the payment of additional incentives based upon the achievement of certain milestones.

     The Company will continue to operate the Business from its principal facilities in San Diego, California. As of the Closing Date, the Business provided internet service to approximately 6,000 customers, approximately 10% of which are businesses.

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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements
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          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
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          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the filing of this Current Report on Form 8-K.

     (c)  Exhibits
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          Item Title
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          1.1  Asset Purchase Agreement dated as of April 26, 1999

          1.2  Consulting Agreement
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SKYLYNX COMMUNICATIONS , INC.


Dated:     May 12, 1999            By:  /s/ Jeffery A. Mathias
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                                        Jeffery A. Mathias,, President